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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                Date of Report:  August 18, 1995
                (Date of earliest event reported)


                    ALLIANCE GAMING CORPORATION
                        a Nevada corporation
       (Exact name of registrant as specified in its charter)


      Nevada                    0-4281                   88-0104066
   (State or other             (Commission        (I.R.S. Employer
    jurisdiction of             File No.)          Identification
    incorporation of                                     No.)
    organization)



                          4380 Boulder Highway
                        Las Vegas, Nevada  89121
     (Address of principal executive offices, including zip code)

                             (702) 435-4200
          (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

           As previously reported in its Schedule 14D-1 and Amendment No. 2 to Schedule 13D, dated July 28, 1995, on July 28, 1995 Alliance Gaming Corporation (the "Company") commenced a tender offer to acquire up to 4.4 million shares of common stock, par value $.01 per share, of Bally Gaming International, Inc. ("BGII"). In connection therewith, on July 25, 1995, the Company had commenced litigation in the Delaware Chancery Court for New
Castle County against BGII, WMS Industries, Inc. ("WMS") and the board of directors of BGII seeking, among other things, expedited discovery regarding the proposed sale of BGII's German subsidiary, to obtain a due diligence review of BGII and to require BGII to set a date for and hold its annual meeting of stockholders.

           On August 6, 1995, as reported in the Company's press release attached hereto as Exhibit 5.1 under Item 7 and incorporated herein by reference, the court denied the Company's request for expedited discovery relating to BGII's proposed sale of its German subsidiary on the grounds that BGII had represented to the court that such sale would be presented to BGII's stockholders in connection with the required vote on the proposed merger with WMS. On August 8, 1995, as reported in the Company's press release attached hereto as Exhibit 5.2 under Item 7 and incorporated herein by reference, the Company commenced a consent solicitation to elect a majority of independent directors to BGII's board of directors, in order to evaluate offers providing the greatest value to BGII's stockholders.

           On August 11, 1995, as reported in the Company's press release attached hereto as Exhibit 5.3 under Item 7 and incorporated herein by reference, the Delaware court issued two additional rulings: (1) it denied BGII's application to postpone a hearing to set the record date for BGII's next annual meeting of stockholders (then set for August 14, 1995) and (2) it denied the Company's application to compel BGII to grant the Company a due diligence review, because the Company was not irreparably harmed and had the opportunity to make the case for a due diligence review in connection with the consent solicitation to BGII stockholders.

           On August 14, 1995, BGII and WMS entered into an agreement with the Company with the intention to explore the resolution of certain disputes related to the pending
Delaware litigation. The terms of the agreement are set forth in the letter agreement and press release, attached hereto as Exhibits
5.4 and 5.5, respectively, under Item 7 and incorporated herein by reference.

           As described in such letter agreement, the parties agreed until September 1, 1995 to refrain from commencing litigation, and all current activities in the pending Delaware litigation instituted by the Company will be held in abeyance until

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that date.  The agreement also provides that the Company has concurred to extend the expiration of its currently pending tender offer for shares of BGII until September 12, 1995 and to refrain from soliciting proxies, consents or the tendering of BGII shares until September 1, 1995. BGII and WMS agreed that until September 1, 1995 they will not engage in solicitation activities against the consents or tenders that the Company is seeking.

           The agreement further states that BGII will reschedule its stockholders' meeting for consideration of the proposed merger with WMS and for the election of directors from October 11, 1995 (the date for which it had been scheduled) to October 30, 1995.

           Pursuant to such letter agreement, BGII and WMS are free to continue to proceed with the transactions contemplated by the definitive merger agreement they executed, and the Company is free to proceed with its attempt to seek to combine with BGII.































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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

1.   Exhibit 5.1.  Press release dated August 7, 1995.

2.   Exhibit 5.2.  Press release dated August 8, 1995.

3.   Exhibit 5.3.  Press release dated August 11, 1995.

4.   Exhibit 5.4.  Letter agreement among the Company, BGII and
     WMS, dated August 14, 1995.

5.   Exhibit 5.5.  Press release dated August 14, 1995.




























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                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ALLIANCE GAMING CORPORATION



Date:  August 18, 1995          By:    /s/ Steve Greathouse


                                       --------------------------
                                       Name:  Steve Greathouse
                                       Title: Chairman/President/
                                            Chief Executive Officer

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                         INDEX TO EXHIBITS

1.   Exhibit 5.1.  Press release dated August 7, 1995.

2.   Exhibit 5.2.  Press release dated August 8, 1995.

3.   Exhibit 5.3.  Press release dated August 11, 1995.

4.   Exhibit 5.4.  Letter agreement among the Company, BGII and
     WMS, dated August 14, 1995.

5.   Exhibit 5.5.  Press release dated August 14, 1995.







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